                           STOCK PURCHASE AGREEMENT


                  This Stock Purchase Agreement (this "Agreement"), is entered into on December 11, 2002 by and among Matthew L. Gold (the "Seller"), and Special Value Bond Fund, LLC, a Delaware limited liability company, and Special Value Bond Fund II, LLC, a Delaware limited liability company (each a "Buyer" and collectively the "Buyers").

                                   RECITALS

                  A. The Seller owns (i) options (the "Options") which are exercisable for 243,996 shares (the "Option Shares") of common stock, $0.0001 par value per share (the "Common Stock"), of Pemco Aviation Group, Inc. (the "Company") and (ii) 28,454 shares of Common Stock (the "Common Shares," and together with the Option Shares, the "Shares").

                  B. The Seller intends to exercise the Options for the purpose of selling the Common Stock underlying such Options to the Buyers.

                  C. The Seller desires to sell and transfer the Shares to the Buyers, and the Buyers desire to purchase the Shares from the Seller, subject to the terms and conditions of this Agreement.

                                  AGREEMENT

                  NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Seller and the Buyer hereby agree as follows:

                                  ARTICLE 1

                          STOCK PURCHASE AND CLOSING

                  1.1 Stock Purchase. At the Closing (as hereinafter defined), subject to the terms and conditions herein contained, the Seller shall exercise the Options and immediately following such exercise, the Seller shall sell, convey, transfer, assign and deliver to each Buyer, and each Buyer shall purchase and acquire, the number of shares set forth opposite its name on Exhibit A hereto. Seller represents and warrants that the Common Shares are, and upon exercise of the Options the Option Shares will be, owned by Seller of record and beneficially free and clear of all claims, liens or encumbrances of any nature whatsoever; provided, however, that 5,250 shares are owned by the Seller, as custodian for Todd Gold, which shares, Seller has the unrestricted right to sell to Buyer.

                  1.2 Purchase Price. As consideration for the purchase of the Shares, at the Closing, the Buyers shall pay Seller an aggregate purchase price of $5,993,900 for the Shares ($22.00 per Share) as follows: (A) Fund II shall pay (i) to the Company on behalf of the Seller the exercise price for the Options in an amount equal to $2,032,378.05 ("Exercise Price") and (ii) to the Seller an amount equal to $1,961,523.95, and (B) Fund I shall pay to Seller an amount

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equal to $1,999,998. The amounts paid by Fund I and Fund II directly to Seller are referred to herein as the "Purchase Price." The Exercise Price shall be paid by wire transfer of immediately available funds to such account or accounts as may be designated by the Company, and the Purchase Price shall be paid by wire transfer of immediately available funds to such account or accounts as may be designated by the Seller. Seller shall not be obligated to sell any of the Shares at the Closing unless Seller receives payment of the entire Purchase Price and the Company receives payment of the entire Exercise Price.

                  1.3 Closing. The closing of the exercise of the Options and the immediately subsequent purchase and sale of the Shares (the "Closing") shall take place at the offices of Kaye Scholer LLP, 425 Park Avenue, New York 10022, as soon as reasonably practicable after the Company approves the sale of the Shares by the Seller to the Buyers, but in no event later than December 13, 2002 (the "Closing Date"), subject to satisfaction of the terms and conditions to Closing set forth in Articles 4 and 5 hereof.

                  1.4 Documents to be Delivered. At the Closing, the Seller and the Buyers shall deliver the following:

                           1.4.1    The Seller shall deliver to the Buyers
certificates evidencing the Shares, free and clear of any claims, liens or encumbrances of any nature whatsoever, duly endorsed in blank for transfer or accompanied by stock powers duly executed in blank.

                           1.4.2    The Buyers shall effect wire transfers of
the Purchase Price to Seller and of the Exercise Price to the Company as provided in Section 1.2.

                  1.5 Resignation as Director. Simultaneous with the closing of the transactions contemplated hereby, the Seller will resign as a director of the Company, effective upon delivery of such resignation.

                                  ARTICLE 2

                   REPRESENTATIONS AND WARRANTIES OF SELLER

                  The Seller represents and warrants to the Buyers that the statements in the following sections of this Article 2 are true and correct:

                  2.1 No Conflicts. The execution, delivery and performance by the Seller of this Agreement (a) will not require any authorization, consent, approval, license, exemption of or filing or registration with any court or any domestic or foreign nation, state, multi-state or municipal or other governmental authority of any nature, including any subdivision, agency, commission or authority thereof, or any quasi-governmental body exercising any regulatory or taxing authority hereunder (any such governmental authority, a "Governmental Body"), other than filings with the U.S. Securities and Exchange Commission (the "SEC"), (b) will not cause the Seller to violate or contravene any provision of law, any rule or regulation of any Governmental Body, any order, writ, judgment, injunction, decree, determination or award, binding upon or applicable to the Seller and
(c) will not, in any material respect, violate or be in conflict with, result in a breach of or constitute (with or without notice or the lapse of time or both) a default under any contract to which the Seller is a party or by which the Seller is bound

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or affected; provided, that the Seller must obtain approval from the Company prior to selling the Shares.

                  2.2 Binding Obligation. This Agreement has been duly executed and delivered by the Seller. This Agreement constitutes a legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting the enforcement of creditors' rights generally or by general equitable principles.

                  2.3 Due Diligence. The Seller has had a reasonable opportunity to conduct comprehensive due diligence and to ask questions of and receive answers from the Company and its officers and directors, and all such questions have been answered to the full satisfaction of Seller.

                                  ARTICLE 3

                   REPRESENTATIONS AND WARRANTIES OF BUYERS

                  Each Buyer represents and warrants to the Seller that the statements in the following sections of this Article 3 are true and correct:

                  3.1 Organization, Good Standing, etc. The Buyer is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to carry on its business, to own, lease, operate and hold its properties and assets. The Buyer has all requisite power and authority to enter into this Agreement, to carry out and perform its obligations under the terms of this Agreement and to consummate the transactions contemplated hereby.

                  3.2 Authority. All limited liability company action on the part of the Buyer required for the authorization, execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, has been taken.

                  3.3 No Conflicts. The execution, delivery and performance by the Buyer of this Agreement (a) will not require any authorization, consent, approval, license, exemption of or filing or registration with any court or Governmental Body, other than filings with the SEC (b) will not cause the Buyer to violate or contravene any provision of law, any rule or regulation of any Governmental Body, any order, writ, judgment, injunction, decree, determination or award, binding upon or applicable to the Buyer or any provision of the organizational documents of the Buyer and (c) will not, in any material respect, violate or be in conflict with, result in a breach of or constitute (with or without notice or the lapse of time or both) a default under any contract to which the Buyer is a party or by which the Buyer or any of its properties, assets or rights is bound or affected.

                  3.4 Binding Obligation. This Agreement has been duly executed and delivered by the Buyer. This Agreement constitutes a legal, valid and binding obligation of the Buyer, enforceable against the Buyer in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium

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and other similar laws affecting the enforcement of creditors' rights generally or by general equitable principles.

                  3.5 Purchase for Own Account. The Shares to be purchased by the Buyer hereunder will be acquired for investment purposes for the Buyer's own account, not as a nominee or agent, and not with a view to the public distribution thereof within the meaning of the Securities Act of 1933, as amended (the "1933 Act"). The Buyer also represents that it has not been formed for the specific purpose of acquiring the Shares.

                  3.6 Accredited Investor Status. The Buyer is an "accredited investor" within the meaning of Regulation D promulgated under the 1933 Act. By reason of its business and financial experience, sophistication and knowledge, the Buyer is capable of evaluating the risks and merits of the investment made pursuant to this Agreement. The Buyer confirms that it is able
(i) to bear the economic risk of this investment, (ii) to hold the Shares for an indefinite period of time, and (iii) to bear a complete loss of the Buyer's investment.

                  3.7 Restricted Securities. The Buyer understands that the Shares are characterized as "restricted securities" under the 1933 Act inasmuch as they are being acquired from the Seller in a transaction not involving a public offering and that under the 1933 Act and applicable regulations thereunder such securities may be resold without registration under the 1933 Act only in certain limited circumstances. In this connection, the Buyer represents that it is familiar with Rule 144 promulgated under the 1933 Act, as presently in effect, and understands the resale limitations imposed thereby and by the 1933 Act.

                  3.8 Due Diligence and No Solicitation. The Buyer has had a reasonable opportunity to conduct comprehensive due diligence and to ask questions of and receive answers from the Company and its officers and directors, and all such questions have been answered to the full satisfaction of the Buyer. At no time was the Buyer presented with or solicited by any leaflet, public promotional meeting, circular, newspaper or magazine article, radio or television advertisement or any other form of general advertising.

                  3.9 Financial Wherewithal. The Buyer presently has and will have at the Closing all funds or financing in place necessary to pay and deliver to the Seller the Purchase Price and to the Company the Exercise Price.

                                  ARTICLE 4

                        SELLER'S CONDITIONS TO CLOSING

                  The obligation of the Seller to sell the Shares to the Buyers at the Closing is subject to the fulfillment at the Closing of the following conditions:

                  4.1 Company Approval. The Company shall have approved the sale of the Shares by the Seller to the Buyers and shall have issued the Option Shares to the Seller pursuant to the Seller's exercise of the Options.

                  4.2 Purchase Price. The Seller shall have received the Purchase Price and the Company shall have received the Exercise Price as provided in Section 1.2.


                                      4

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                  4.3      Representations and Warranties. The
representations, warranties and agreements of the Buyers contained in Article 3 of this Agreement shall be true and correct in all material respects at and as of the Closing as though then made, and the Buyers shall have performed and complied with all conditions required by this Agreement to be performed and complied with by them on or prior to the Closing Date.

                  4.4 Legal Investment. On the Closing Date, the purchase of the Shares by the Buyers shall be permitted by the laws and regulations of each jurisdiction to which the Buyers are subject.

                  4.5 No Actions Pending. There shall be no suit, action, investigation, inquiry or other proceeding by any Governmental Body or other person or entity pending or threatened which questions the validity or legality of the transactions contemplated by this Agreement or which questions the ability of the Seller to exercise the Options to purchase the Option Shares or to sell the Shares to the Buyers or the ability of the Buyers to purchase the Shares from the Seller.

                  4.6 Consulting Agreement. The Company shall have entered into a Consulting Agreement with the Conquer Creek Holdings, Inc., substantially in the form attached hereto as Exhibit B.

                  4.7 Release. The Company shall have executed a Mutual General Release, substantially in the form attached hereto as Exhibit C.

                                   ARTICLE 5

                          BUYERS' CONDITIONS TO CLOSING

                  The obligation of the Buyers to purchase the Shares from the Seller at the Closing is subject to the fulfillment at the Closing of the following conditions:

                  5.1 Company Approval. The Company shall have approved the sale of the Shares by the Seller to the Buyers and shall have issued the Option Shares to the Seller pursuant to the Seller's exercise of the Options.

                  5.2 Certificates. The Seller shall have delivered to the Buyers certificates evidencing the Shares, along with a stock power, as provided in Section 1.4.1.

                  5.3      Representations and Warranties. The
representations, warranties and agreements of the Seller contained in Article 2 of this Agreement shall be true and correct in all material respects at and as of the Closing as though then made, and the Seller shall have performed and complied with all conditions required by this Agreement to be performed and complied with by it on or prior to the Closing Date.

                  5.4 Legal Investment. On the Closing Date, the purchase of the Shares by the Buyers shall be permitted by the laws and regulations of each jurisdiction to which the Buyers are subject.

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                  5.5      No Actions Pending. There shall be no suit, action,
investigation, inquiry or other proceeding by any Governmental Body or other person or entity pending or threatened which questions the validity or legality of the transactions contemplated by this Agreement or which questions the ability of the Seller to exercise the Options to purchase the Option
Shares or to sell the Shares to the Buyers or the ability of the Buyers to purchase the Shares from the Seller.

                  5.6 Release. The Seller shall have executed a Mutual General Release, substantially in the form attached hereto as Exhibit C.

                                  ARTICLE 6

                                 TERMINATION

                  6.1 Termination. This Agreement may be terminated before the Closing occurs only as follows:

                           6.1.1    By written agreement of the Seller and the
Buyers; or

                           6.1.2    By either of the Seller or the Buyers, by
notice to the other, if the Closing shall not have occurred on or before December 13, 2002, provided that the party seeking such termination is not then in default of its closing conditions herein.

                  6.2 No Further Liability. If this Agreement is terminated by either or both of the Seller and the Buyers pursuant to this
Article 6, neither party shall have any further obligation or liability under this Agreement, other than by reason of a breach or default by a party hereunder.

                                  ARTICLE 7

                                MISCELLANEOUS

                  7.1 Further Assurances. Following the Closing, the Seller and the Buyers, promptly after request of the other party, will take all appropriate action and execute all documents, instruments or conveyances of any kind which may be reasonably necessary or advisable to carry out any of the provisions hereof.

                  7.2 Assignments. Neither this Agreement nor any of the rights or obligations hereunder may be assigned by the Seller without the prior written consent of the Buyers, or by the Buyers without the prior written consent of the Seller. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, and no other person shall have any right, benefit or obligation hereunder.

                  7.3 Notices. Unless otherwise provided herein, any notice, request, instruction or other document to be given hereunder by any party to the other shall be in writing and delivered in person or by courier, telegraphed, telexed or by facsimile transmission or mailed

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

by certified mail, postage prepaid, return receipt requested (such mailed notice to be effective on the date receipt is acknowledged), as follows:

           If to the Seller:     Matthew L. Gold
                                 8992 County Road, #6
                                 Post Office Box 142
                                 Granby, CO 80446
                                 Facsimile No.: (970) 887-3034

           If to the Buyers:     Special Value Bond Fund, LLC
                                 Special Value Bond Fund II, LLC
                                 11100 Santa Monica Boulevard, Suite 210
                                 Los Angeles, CA 90025
                                 Facsimile No.: (310)566-1010

or to such other place and with such other copies as either party may designate as to itself by written notice to the others.

                  7.4 Counterparts. This Agreement may be executed in two or more counterparts, and all such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument.

                  7.5 Choice of Law. This Agreement shall be construed, interpreted and the rights of the parties shall be determined in accordance with the internal laws of the State of New York, without regard to the conflict of law principles thereof.

                  7.6 Entire Agreement; Amendments and Waivers. This Agreement constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties. No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

                  7.7 Headings. The headings of the Articles and Sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.



                           [Signature Page Follows]


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


                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year above written.

SELLER:                             BUYERS:
                                    SPECIAL VALUE BOND FUND, LLC,
                                    a Delaware limited liability company

/s/ Matthew L. Gold                 By:  SVIM/MSM, LLC
--------------------------               Its: Managing Member
MATTHEW L. GOLD
                                         By:  Tennenbaum & Co., LLC
                                              Its: Managing Member

                                              By:    /s/ Michael E. Tennenbaum
                                                   -----------------------------
                                                     Michael E. Tennenbaum
                                                     Its: Managing Member


                                    SPECIAL VALUE BOND FUND II , LLC,
                                    a Delaware limited liability company

                                    By:  SVIM/MSM II, LLC
                                         Its: Managing Member

                                         By:  Tennenbaum & Co., LLC
                                              Its: Managing Member

                                              By:    /s/ Michael E. Tennenbaum
                                                   -----------------------------
                                                     Michael E. Tennenbaum
                                                     Its: Managing Member

                                    EXHIBIT A

                 BUYER                    NUMBER OF SHARES PURCHASED     PURCHASE PRICE
                 -----                    --------------------------     --------------
      Special Value Bond Fund, LLC                  90,909                 $1,999,998
      Special Value Bond Fund II, LLC              181,541                  3,993,902
                                                                           ----------
                                                                           $5,993,900
                                                                           ==========